                                                                EXHIBIT (n) (ii)

                               AMENDED SCHEDULE B

                                     TO THE

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                                       FOR

                              ING SERIES FUND, INC.

                       12b-1 DISTRIBUTION AND SERVICE FEES
                           PAID EACH YEAR BY THE FUNDS
                         (AS A % OF AVERAGE NET ASSETS)

                                                A         B        C         I        O           R
                                                --        --       --        --       --          --
ING Aeltus Money Market Fund                   0.25      1.00      1.00      N/A       N/A        N/A
ING Balanced Fund                              0.25      1.00      1.00      N/A      0.25        N/A
ING Bond Fund                                  0.25      1.00      1.00      N/A      0.25        N/A
ING Classic Principal Protection Fund I        0.25      1.00       N/A      N/A       N/A        N/A
ING Classic Principal Protection Fund II       0.25      1.00       N/A      N/A       N/A        N/A
ING Classic Principal Protection Fund III      0.25      1.00       N/A      N/A       N/A        N/A
ING Classic Principal Protection Fund IV       0.25      1.00       N/A      N/A       N/A        N/A
ING Equity Income Fund                         0.25      1.00      1.00      N/A       N/A        N/A
ING Global Science and Technology Fund         0.25      1.00      1.00      N/A      0.25        N/A
ING Government Fund                            0.25      1.00      1.00      N/A       N/A        N/A
ING Growth Fund                                0.25      1.00      1.00      N/A       N/A        N/A
ING Index Plus LargeCap Fund                   0.25      1.00      0.75      N/A      0.25       0.50
ING Index Plus MidCap Fund                     0.25      1.00      0.75      N/A      0.25       0.50
ING Index Plus Protection Fund                 0.25      1.00       N/A      N/A       N/A        N/A
ING Index Plus SmallCap Fund                   0.25      1.00      0.75      N/A      0.25       0.50
ING International Growth Fund                  0.25      1.00      1.00      N/A      0.25        N/A
ING Small Company Fund                         0.25      1.00      1.00      N/A       N/A        N/A
ING Strategic Allocation Balanced Fund         0.25      1.00      1.00      N/A       N/A        N/A
ING Strategic Allocation Growth Fund           0.25      1.00      1.00      N/A       N/A        N/A
ING Strategic Allocation Income Fund           0.25      1.00      1.00      N/A       N/A        N/A
ING Value Opportunity Fund                     0.25      1.00      1.00      N/A       N/A        N/A

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